                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                                PSB BANCORP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             [PSB BANCORP, INC. LOGO]

                          -----------------------------




November 7, 2000


                         ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PSB Bancorp, Inc., the holding company for First Penn Bank. The meeting will be held Wednesday, December 6, 2000 at 10:00 A.M. The Annual Meeting will be held at the Crowne Plaza Hotel, 1800 Market Street, Philadelphia PA 19103.

     At the Annual Meeting, you will be asked to vote for the election of directors.

     PSB Bancorp, Inc.'s Board of Directors recommends that you vote "FOR" each nominee of the Board of Directors at the Annual Meeting. The Board of Directors of the company solicits the accompanying form of PROXY.

     Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

     Your vote is very important, please vote, sign, date and return promptly the accompanying proxy.

     The date of this proxy statement is November 7, 2000 and was mailed on or about November 7, 2000.


                                               Sincerely,

                                               /s/ Anthony DiSandro
                                                   -----------------------
                                                   Anthony DiSandro
                                                   President and
                                                   Chief Operating Officer

                            [PSB BANCORP, INC. LOGO]

                              ---------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held December 6, 2000

                              ---------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of PSB Bancorp, Inc. ("PSB") will be held on Wednesday, December 6, 2000, at 10:00 a.m. (Eastern Time) at the Crowne Plaza Hotel, Philadelphia Center City, 1800 Market St., Philadelphia, Pa. 19103 for the following purposes:

          (1) To elect two (2) Class II directors of PSB to serve for a term of three years and until their successors shall have been elected and qualified;

          (2) To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on October 23, 2000, are entitled to notice of, and to vote at the Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                             BY ORDER OF THE BOARD OF DIRECTORS



                             Rosanne Pauciello
                             Treasurer

Philadelphia, Pennsylvania
November 7, 2000

                                PSB BANCORP, INC.
                           11 Penn Center, Suite 2601
                               1835 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 979-7900

                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                December 6, 2000

                         -------------------------------

                               GENERAL INFORMATION

     Solicitation of Proxies. The Board of Directors of PSB Bancorp, Inc. ("PSB"), parent company of First Penn Bank, is providing this proxy statement to solicit proxies for use at PSB's annual meeting of shareholders to be held December 6, 2000, or any adjournment thereof (the "Meeting"). PSB is first mailing this proxy statement and the accompanying proxy on or about November 7, 2000. PSB will pay the expense of soliciting proxies. PSB expects to solicit proxies primarily by mail. PSB's directors, officers and employees may also solicit proxies personally, by telephone and by facsimile or similar means.

     Voting and Revocation of Proxies. The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation, or by submitting a subsequently executed proxy bearing a later date to the Secretary of PSB, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on October 23, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 4,455,007 shares of PSB common stock outstanding, each of which will be entitled to one vote at the Meeting. Shareholders are not entitled to cumulate votes in the election of directors.

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the nominees of the Board of Directors. Signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders, including with respect to any matters not complying with the advance notice provisions set forth in PSB's bylaws.

     Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

                              ELECTION OF DIRECTORS
                              ---------------------

                  PSB's Bylaws provide that the PSB's business shall be managed by a Board of Directors of not less than six and not more than twenty-five persons. At least one-third of the directors must be persons who are not officers or employees of PSB or of any entity controlling, controlled by or under common control with PSB and who are not beneficial owners of a controlling interest in the voting stock of PSB or of any such entity. The Board of Directors of PSB, as provided in the Bylaws, is divided into three classes:
Class I, Class II and Class III, with each class being as nearly equal in number as possible. As of September 30, 2000, the Board of Directors consisted of six members, with two members in Class I, two members in Class II, and two members in Class III.

                  Two directors have been nominated for election as Class II directors at the meeting. The two nominees receiving the highest number of votes at the meeting will be elected to serve as directors. There is no cumulative voting in the election of PSB's directors. The term of office for those nominees elected as Class II directors will expire in 2003.

                  The Bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for directors made by shareholders must be made by notice in writing, delivered by First Class U.S. Mail, postage prepaid, to the Secretary of PSB no less than ninety (90) days prior to the meeting (unless less than 21 days prior notice of the meeting is given, in which case the nomination must be delivered within seven (7) days of the mailing of the meeting notice). The notification should contain the following information: (1) the name, age and business and residence addresses of each proposed nominee; (2) the principal occupation of each proposed nominee; and (3) the number of shares of capital stock of PSB owned by the nominee. Nominations not made in accordance with the foregoing procedure may be disregarded by the presiding officer at the meeting.

                  As of the date of this proxy statement, PSB has not received a notice of nomination for election as a director from any shareholder.

                  Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect in accordance with the instructions on the proxy card. No proxy may be voted for a greater number of persons than the number of members of the Class standing for election. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. PSB's management presently has no reason to believe that any nominee listed below will be unable to serve as a director, if elected.

                  Under the Bylaws, a vacancy in the Board of Directors is filled by the remaining members of the Board. If the vacancy is other than from an increase in the size of the Board, the director elected to fill the vacancy will become a member of the same class of directors in which the vacancy existed. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board would be designated by the Board of Directors as belonging to either Class I, Class II, or Class III. In either case, the Bylaws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by the shareholders at either the next annual meeting of shareholders or at any special meeting duly called for that purpose.

                  The following table sets forth information, as of the record date, with respect to the nominees for director of PSB and all continuing directors of PSB.

Nominees for Class II Director (Term expiring 2003)
---------------------------------------------------

                               Year
                               First
                              Elected       Principal Occupation
Name/Position         Age     Director      During Past Five Years
-------------         ---     --------      ----------------------

James W. Eastwood,    52        1997        President of Granary
Director                                    Associates, Inc.
                                            (hospital development
                                            and consulting firm)

Stephen Marcus        68        ____        Founder, CEO of MARS
                                            Graphic Services, Inc.
                                            Chairman, Emerging
                                            Growth Equities, Inc.

Continuing Directors
--------------------


Class I directors (Term expiring 2002)

Anthony DiSandro,     49        1997       President and Chief
Director, President                        Operating Officer of
and Chief Operating                        PSB Bancorp, Inc.
Officer

Rosanne Pauciello,    54        1997       Corporate Secretary
Director and                               of PSB Bancorp, Inc;
Corporate Secretary                        Philadelphia School
                                           District Home and
                                           School Visitor.


Class III directors (Term expiring 2001):

Vincent J. Fumo,      55       1997        Chairman and Chief
Chairman and Chief                         Executive Officer of
Executive Officer                          PSB Bancorp, Inc. and
                                           Pennsylvania State
                                           Senator.

Thomas J. Finley,     77       1997        Retired.
Jr., Director

-------------------------------

Executive Officers Who Are Not Directors
----------------------------------------

                                       Principal Occupation
   Name/Position            Age       During Past Five Years
   -------------            ---       ----------------------
Gary Polimeno, Vice         48          Vice President and
Treasurer President                     Treasurer of PSB
                                        Bancorp, Inc.



Security Ownership of Certain Beneficial Owners

                  The following table sets forth certain information furnished to the Bank as of the record date of the PSB annual meeting, with respect to the beneficial ownership of common stock by (i) each shareholder known to PSB to be the beneficial owner of five percent (5%) or more of the outstanding shares of common stock; (ii) each director of PSB; (iii) the executive officer named in the Summary Compensation Table on page 7 herein, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named have sole voting and investment power with respect to all shares of common stock of which they are the respective beneficial owners.

                                    Amount and      Percent of
                                    Nature of       Outstanding
                                    Beneficial      Shares of
Name of Beneficial Owner            Ownership       common stock
------------------------            ----------      ------------
5% Shareholders
---------------

First Penn Bank                        238,900          5.36%
Employee Stock Ownership Plan
11 Penn Center, Suite 2601
1835 Market Street
Philadelphia, PA 19103

Directors
---------

Anthony DiSandro                       490,362(1)      10.72%

James W. Eastwood                       33,806(3)        *

Thomas J. Finley, Jr.                   21,372(3)        *

Jane Scaccetti Fumo                      2,057(2)        *

Vincent J. Fumo                        637,400(2)      14.30%

Rosanne Pauciello                       15,270(3)         *

Named Executive Officers
------------------------

Gary Polimeno                           41,927            *

All executive officers and
directors as a group (7 persons)     1,242,194         27.88%

--------------

* Ownership percentage is less than 1%.

(1) Amount includes 50,510 shares held indirectly through the 401(k) Plan, 25,723 shares held through the Profit Sharing Plan, 26,135 shares held by the 1995 Management Recognition Plan and 30,000 shares held by the 1999 Management Recognition Plan that have been awarded to Mr. DiSandro, 13,960 shares held in the ESOP, 15,726 shares held by Mr. DiSandro directly and 117,688 shares subject to immediately exercisable options. Also includes 238,900 shares held by the ESOP of which Mr. DiSandro is a trustee.

(2) Vincent Fumo and Jane Scaccetti Fumo are husband and wife. Amount includes 46,302 shares held through the 401(k) Plan, 13,504 shares held through the Profit Sharing Plan, 162,412 shares held directly, 26,137 shares held by the 1995 MRP and 30,000 shares held by the 1999 Management Recognition Plan that have been awarded to Mr. Fumo, 13,578 shares held in the ESOP, 2,457 shares held on behalf of the daughter of Vincent and Jane Scaccetti Fumo and 117,688 shares subject to immediately exercisable options. Also includes 238,900 shares held by the ESOP of which Mr. Fumo is a trustee.

(3) James W. Eastwood, Thomas J. Finley, Jr. and Rosanne Pauciello hold 2,857, 2,857 and 4,999 shares, respectively, subject to immediately exercisable options granted pursuant to the 1998 Director Stock Option Plan.

Meetings and Committees of the Board of Directors/Trustees

                  PSB as the holding company for First Penn Bank, does not appoint standing committees; however, the business of First Penn Bank is conducted at regular and special meetings of the full Board of Directors of First Penn Bank and its standing committees in concert with the Board of Directors of PSB. The standing committees of First Penn Bank consist of the Executive, Asset/Liability Management, Budget, Compensation, Loan, Investment, Strategic Planning, Audit and Nominating Committees. During 1999, the Board of Directors of PSB met at twelve regular meetings. No member of the Board thereof attended less than 75% of said meetings.

Director/Trustee Compensation

                  For the year ended December 31, 1999, directors of PSB were paid $700 per Board meeting attended and the directors of First Penn Bank were paid $700 per Board meeting attended. In addition, directors were paid $350 per committee meeting attended. Directors of the bank's subsidiaries and affiliates PSA Financial Corp., PSA Service Corp., PSA Consumer Discount Company and Transnational Mortgage Corp. were paid $250, $150, $150, and $250, respectively, per board meeting attended.

Executive Compensation.

                  The following table sets forth for the years ended December 31, 1999, 1998 and 1997 certain information as to the total remuneration paid by the Bank to executive officers who received salary and bonuses in excess of $100,000 during such fiscal year.

                                                   Annual Compensation                 Long Term Compensation
                                            ----------------------------------   -------------------------------------
                                                                     Other                                    All
                                                                     Annual                    Security      Other
                                     Fiscal                       Compensation   Restricted   Underlying  Compensation
Name and Principal Position          Year   Salary(1)  Bonuses        (2)        Stock(3)        Option        (4)
---------------------------          ------ ---------  -------    ------------   ----------   ----------  ------------
Vincent J. Fumo                      1999   $159,500   $159,702   $ 44,515         30,000                 $ 22,050
Chairman and Chief Executive Officer 1998   $147,788   $150,000   $ 67,876              0           0     $ 22,750
                                     1997   $139,987   $117,500   $ 60,671                          0     $ 23,800

Anthony DiSandro                     1999   $178,200   $158,180   $ 46,439         30,000                 $ 28,350
President and Chief Operating        1998   $165,115   $150,000   $ 61,104              0           0     $ 27,650
Officer                              1997   $147,456   $125,000   $ 56,540                          0     $ 27,650

Gary Polimeno                        1999   $106,050   $ 35,000   $  3,435              0                 $  8,400
President and Treasurer              1998   $102,942   $ 35,000   $  5,671              0           0     $  8,400
                                     1997   $ 87,282   $ 35,000   $  2,966              0           0     $  8,400

-------------

(1) Includes the portion of salary deferred by the executive pursuant to the 401(k) Plan.

(2) Consists of lease payments paid by the Bank with respect to vehicles provided by the Bank for the executive's use and compensation income related to restricted stock awards. For the year ended December 31,1999, Mr. Fumo, Mr. DiSandro and Mr. Polimeno recognized compensation expense of $28,958, $28,963 and $3,435 for those shares which were vested as of December 31, 1999.

(3) Mr. Fumo, Mr. DiSandro and Mr. Polimeno hold 56,138 shares, 56,135 shares and 2,750 shares of restricted stock, respectively, which as of December 31, 1999, has a fair market value of $245,604, $245,590 and $12,031. Of such shares, 13,754, 13,754 and 2,750 shares of each of Messrs. Fumo, DiSandro and Polimeno, respectively, were awarded at April 30, 1996, 12,383 and 12,381 shares of Messrs. Fumo and DiSandro, respectively, were granted on December 31, 1996, 30,000 and 30,000 shares of Messrs. Fumo and DiSandro, respectively, were granted on October 31, 1999. All shares awarded vest at a rate of 20% per year over a five (5) year period.

(4) Includes directors fees of $13,650 and $19,950 paid to Mr. Fumo and Mr. DiSandro, respectively, for the year ended December 31, 1999, and directors fees paid by the Bank's subsidiaries to Mr. Fumo, Mr. DiSandro and Mr. Polimeno of $8,400, $8,400 and $8,400, respectively, for the year ended December 31, 1999. Includes directors fees of $14,350 and $19,250 paid to Mr. Fumo and Mr. DiSandro, respectively, for the year ended December 31, 1998, and directors fees paid by the Bank's subsidiaries to Mr. Fumo, Mr. DiSandro and Mr. Polimeno of $8,400, $8,400, and $8,400, respectively, for the year ended December 31, 1998. Includes directors fees of $15,400 and $19,250 paid to Mr. Fumo and Mr. DiSandro, respectively, for the year ended December 31, 1997, and directors fees paid by the Bank's subsidiaries to Mr. Fumo, Mr. DiSandro and Mr. Polimeno of $8,400, $8,400 and $8,400, respectively, for the year ended December 31, 1997.


                  Employment Agreements. The bank has entered into employment agreements (the "Employment Agreements") with Vincent J. Fumo, Chairman and Chief Executive Officer and Anthony DiSandro, President and Chief Operating Officer. Under the terms of his Employment Agreement, Mr. Fumo serves as Chairman and Chief Executive Officer of PSB and the bank at a base salary of $159,500. Under the terms of his Employment Agreement, Mr. DiSandro serves as President and Chief Operating Officer of PSB and the bank at a base salary of $178,200. Each Employment Agreement provides for an initial term of three years, which will thereafter be automatically renewed for an additional year on each anniversary date unless terminated pursuant to its terms by the respective parties.

                  Each Employment Agreement provides for the payment of certain severance benefits in the event of the executive's resignation for specified reasons or as a result of his termination by PSB or the bank without "Cause"
(as defined in each Employment Agreement). The executive would be entitled to severance payments if: (1) he terminates employment during the term of such agreement following any breach of the Employment Agreement by the bank or PSB, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of the executive's principal place of employment by more than 30 miles, or (2) if the bank or PSB terminates his employment, other than for Cause.

                  If either executive becomes entitled to receive severance payments under his Employment Agreement, he would receive, over a period of 36 months, a cash payment equal to three times his average annual compensation during the five-year period preceding termination of employment. Payments would be made in equal monthly installments. In addition to the severance payments, the executive would be entitled to continue to receive life, medical, dental and other insurance coverages (or a dollar amount equal to the cost of obtaining each such coverage) for a period of up to 36 months from the date of termination. Payments under the Employment Agreements are limited, however, to the extent (i) that they will constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), or (ii) not permitted under the Federal Deposit Insurance Act.

Compensation of Officers and Directors Through Benefit Plans

                  Defined Benefit Retirement Plan. The bank has maintained a noncontributory defined benefit retirement plan ("Retirement Plan"). Under the terms of the Retirement Plan, all employees age 21 or older who have worked at the bank for a period of one year and have been credited with 1,000 or more hours of employment with the bank during the year are eligible to accrue benefits under the Retirement Plan. The bank would annually contribute an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). At December 31, 1998, the Retirement Plan fully met its funding requirements under Section 412 of the Code. Employee contributions are not permitted under the Retirement Plan. The Retirement Plan was "frozen" as of September 30, 1994 and benefits no longer accrue thereunder. Because the Retirement Plan is fully funded, the bank will generally not be required to make any additional contributions unless asset depreciation from investment occurs. Participants will continue to vest in accordance with the provisions of the Retirement Plan. No new employees will be eligible for participation. The Retirement Plan, however, remains subject to all other requirements of the Code.

                  Benefits under the Retirement Plan begin to vest after three years in accordance with the following schedule:

          Years of Service       Percentage Vested
          ----------------       -----------------
          3 years or less                0%
          After 3 years                 20%
          After 4 years                 40%
          After 5 years                 60%
          After 6 years                 80%
          After 7 years                100%

                  The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1999, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.


               Years of Service and Benefits Payable at Retirement

          Final
         Average
      Compensation      15       20       25       30       35       40
      ------------   -------  -------  -------  -------  -------  -------

      $ 50,000       $13,804  $18,405  $23,006  $27,608  $27,608  $27,608
      $ 75,000       $21,950  $29,267  $36,583  $43,900  $43,900  $43,900
      $100,000       $30,096  $40,128  $50,160  $60,192  $60,192  $60,192
      $125,000       $38,242  $50,990  $63,827  $65,827  $65,827  $65,827
      $150,000*      $46,388  $61,851  $65,827  $65,827  $65,827  $65,827

--------------

* Represents the limit on plan compensation imposed by the Code effective January 1, 1994.

         As of December 31, 1999, Mr. Fumo, Mr. DiSandro, and Mr. Polimeno had 20, 19 and 21 years of credited service (i.e. benefit service), respectively.

                  First Penn Bank Cash or Deferred Profit Sharing Plan (401(k)). The bank also maintains the Pennsylvania Savings Cash or Deferred Profit
Sharing Plan, which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have completed two years of employment during which they worked at least 1,000 hours are eligible to participate. Assets of the 401(k) Plan are managed by the 401(k) Plan's trustees. Mr. Fumo and Mr. DiSandro presently serve as trustees to the 401(k) Plan.

                  Under the 401(k) Plan, participants are permitted to make pre-tax salary reduction contributions to the plan equal to a percentage of up to 15% of compensation. Additional after-tax contributions of up to 10% of compensation may be made to the Plan. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan sponsored by the savings bank), but does not include compensation in excess of the Code Section 401(a)(17) limits (presently $160,000). The savings bank may also annually make a discretionary profit sharing contribution to the 401(k) Plan. A participant must complete 1,000 hours of service during the plan year and be employed on the last day of the plan year to receive an allocation of the profit sharing contribution. For the 1999, 1998, 1997 and 1996 plan years, the savings bank made profit sharing contributions of $0, $0, $0 and $45,568.

                  All employee contributions and profit sharing contributions to the 401(k) plan and earnings thereon are fully and immediately vested.

                  Plan benefits will be paid to each participant as a joint and survivor or single life annuity. In addition, a participant may, under certain circumstances, elect a lump sum or period certain payment upon normal retirement, death or disability, or after termination of employment.

                  First Penn Bank Profit Sharing Plan. The bank also maintains the First Penn Bank Profit Sharing Plan, which is a qualified plan pursuant to
Section 401(a) of the Code. Employees who have completed at least two years of service during which they have worked 1,000 hours or more and who have attained age 21 are eligible to participate in the Profit Sharing Plan. Pursuant to the Profit Sharing Plan the bank, in its discretion, makes contributions to the accounts of eligible employees. Employee contributions are neither permitted nor required. Benefits under the Profit Sharing Plan become 100% vested upon entry to the Plan.

                  Employee Stock Ownership Plan. In 1995, the savings bank ESOP acquired 42,780 shares of the bank common stock with the proceeds of a $427,800 loan from an unaffiliated financial institution ("1995 Loan"). Due to the conversion and reorganization in 1998, the bank common stock held by the ESOP was converted into 110,046 shares of PSB Bancorp, Inc. common stock.

                  In connection with the conversion and reorganization, the ESOP borrowed $1,288,540 from PSB to purchase an additional 128,854 shares of PSB Bancorp, Inc. common stock. PSB also lent sufficient funds to the ESOP to enable the ESOP to repay the 1995 Loan in full. The loan by PSB to the ESOP will be repaid principally from the bank's contributions to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 10-year term of the loan. The interest rate for the ESOP loan is 8.5%.

                  Shares purchased by the ESOP with the proceeds of the loan (including shares originally acquired by the ESOP with the proceeds of the 1995
Loan) will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

                  In any plan year, the bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders or which constitute authorized but unissued shares or shares held in treasury by PSB. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

                  Employees of the bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the ESOP.

                  Benefits under the ESOP generally become 100% vested after the third year of service or upon normal retirement (as defined in the ESOP), disability or death of the participant. If a participant terminates employment for any other reason prior to fully vesting, his nonvested account balance will be forfeited. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The bank's contribution to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.

                  A committee consisting of the bank's Chairman and Chief Executive Officer, President and Vice President and Treasurer, administers the ESOP (the "ESOP Committee"). Messrs. Fumo and DiSandro serve as trustees of the ESOP. The ESOP Committee may instruct the trustees regarding investment of funds contributed to the ESOP. The ESOP trustees must vote all allocated shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustees have received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustees to the ESOP participants.

                  Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts.

                  The ESOP is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The savings bank has received a favorable determination letter from the IRS regarding the tax-qualified status of the ESOP.

                  1995 Stock Option and Incentive Plan. In 1995, the bank adopted the 1995 Stock Option Plan. Options for all shares reserved for issuance under the 1995 Stock Option Plan have been granted to officers and employees of the bank. In connection with the conversion and reorganization from a mutual holding company to a holding company structure, the 1995 Stock Option Plan was assumed by PSB and appropriate adjustments were made to the exercise price and the number of shares underlying each option to reflect the exchange ratio.

                  There was no exercise of options by any of Messrs. Fumo, DiSandro and Polimeno under the 1995 Stock Option Plan at and for the fiscal year ended December 31, 1999.

                  1995 Management Development and Recognition Plans. In 1995, the bank adopted a Management Development and Recognition Plan (the "1995 MRP") for officers, employees and nonemployee directors of the bank. All shares under the 1995 MRP have been awarded. In connection with the conversion and reorganization, the shares awarded to the 1995 MRP participants were treated in the same manner as shares held by other minority shareholders and converted into PSB common stock.

                  1998 Employee Stock Option Plan. This option plan provides for the grant of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code, and (ii) options that do not so qualify. Pursuant to the option plan, up to 161,073 shares of common stock (subject to adjustment) are reserved for issuance by PSB upon exercise of stock options to be granted to certain officers and employees of PSB from time to time under the option plan. The purpose of the option plan is to give certain officers and employees an opportunity to acquire common stock and to thereby help PSB attract, retain and motivate key employees and officers.

     Under this plan, option grants have been made to Messrs. Fumo and DiSandro for 75,000 shares each and option grants of 2,857, 2,857 and 4,999 shares to Mr. Eastwood, Mr. Finley and Ms. Pauciello, respectively.

                  1998 Management Recognition Plan. The 1998 Management Recognition Plan (the "MRP") is a method of providing certain senior executive officers of PSB with a proprietary interest in PSB, to reward such officers for their service and to encourage such persons to remain in the service of PSB. Pursuant to the MRP, PSB will award certain senior executive officers of PSB "plan share awards" representing the right to earn shares of common stock over a period of five years from the date of the plan share award. PSB will contribute sufficient funds to the MRP to enable the MRP to purchase common stock representing up to 124,046 shares of common stock.

     Under this plan, share awards have been made to Messrs. Fumo and DiSandro for 30,000 shares each.


Certain Transactions

     Certain directors and executive officers of PSB, and associates of such persons (including corporations of which such persons are officers or 10% beneficial owners), were customers of and had transactions with PSB and its subsidiaries in the ordinary course of business during 1999. All loans made to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risks of collectibility or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires PSB's officers and directors, and any persons owning ten percent or more of PSB common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulation to furnish PSB with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in PSB's proxy statement. Based solely on PSB's review of any copies of such statements received by it, and on representations from PSB's existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, PSB believes that all such statements were timely filed in 1999.

Independent Auditors

     The Board of Directors of PSB has appointed the firm of Stockton Bates LLP, as independent auditors to provide certain accounting services for PSB and its subsidiaries during fiscal year 2000. Representatives of this firm are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to questions from shareholders.

Other Matters

     Management knows of no business other than as described above that is planned to be brought before the PSB Annual Meeting.


                              SHAREHOLDER PROPOSALS

     Any shareholder who desires to submit a proposal to be considered for inclusion in PSB's proxy materials relating to its 2001 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to PSB at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103 (Attn:
Secretary), on or before July 12, 2001.

                                  [PROXY CARD]


                                PSB BANCORP, INC.

     I/We hereby appoint Rosanne Pauciello and Gary Polimeno as proxyholders, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of PSB Bancorp, Inc. held of record by me/us on October 23, 2000, at the Annual Meeting of Shareholders to be held on December 6, 2000, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

              Please vote and sign on the other side.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           "FOR" THE FOLLOWING MATTER

ELECTION OF CLASS II DIRECTORS

[ ]  FOR all nominees listed              [ ]  WITHHOLD AUTHORITY
     below (except as                          to vote for all
     marked to the contrary hereon)            nominees listed hereon

     James W. Eastwood
     Stephen Marcus

     (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
      INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NAME IN THE
      LIST ABOVE.)

                              The undersigned hereby acknowledges receipt of the Proxy Statement dated November 7, 2000 and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournment thereof.

Dated _____________, 2000     __________________________________
                                        Signature
(PLEASE DATE, SIGN AND
 RETURN THIS PROXY IN THE
 ENCLOSED ADDRESSED           __________________________________
 ENVELOPE)                    Signature if held jointly.  Please
                              sign exactly as name appears
                              hereon.